UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2006
Red Lion Hotels Corporation
(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

201 W. North River Drive Suite 100 Spokane, Washington	99201

(Address of Principal Executive Offices)	(Zip Code)
(509) 459-6100

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Effective July 24, 2006 Red Lion Hotels Corporation (the “Company”) entered into an Executive Employment Agreement (the “Agreement”) with John Taffin pursuant to which he is serving as the Company’s Executive Vice President, Hotel Operations. Previously, Mr. Taffin was the only executive officer of the Company without a written employment agreement with the company.
Under the Agreement, Mr. Taffin will be employed by the Company through December 31, 2007, unless the Agreement is terminated earlier in accordance with its terms. Thereafter, the Agreement automatically will renew for additional one-year periods unless it is terminated by either party upon 120-days’ notice prior to the end of the initial or any renewal period.
The Agreement may be terminated by the Company for “Cause” (as defined in the Agreement) or by Mr. Taffin within six months of the occurrence of any event that constitutes “Good Reason” (as defined in the Agreement). Good Reason includes, among other things, any of the following events that occur within 18 months after a change of control of the Company: (a) the Company changes its headquarters office location to a location more than 40 miles from the city limits of Spokane, Washington, (b) the Company changes Mr. Taffin’s job title, or (c) Mr. Taffin experiences a significant diminution of his duties or responsibilities or compensation compared to prior to the change in control (other than as a result of the termination of his employment for Cause, death or disability or a voluntary termination by Mr. Taffin without Good Reason).
Under the Agreement, Mr. Taffin will receive an annual base salary of $196,735 (subject to annual review and increase in the discretion of the Compensation Committee of the Company’s Board of Directors) and will be entitled to participate in an annual bonus under which he will have a bonus opportunity of 30% of his base salary upon attainment of the plan’s target performance measures.
If (a) Mr. Taffin terminates the Agreement for Good Reason, (b) the Company terminates the Agreement without Cause other than by reason of Mr. Taffin’s death or disability, or (c) the Company gives notice electing not to permit the Agreement to automatically renew for an additional year following the end of the initial or any renewal term. Mr. Taffin will receive a severance payment equal to two times his total cash compensation in the prior year (but in any event not less than $393,470), plus a continuation of all benefits for a two-year period. In addition, all stock options held by Mr. Taffin will immediately vest, any restricted stock awarded but not yet issued to him will be issued, and all restrictions imposed on that stock will terminate.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
The following exhibit is furnished pursuant to Item 1.01 hereof:

Exhibit No.	Exhibit
10.1	Executive Employment Agreement dated July 24, 2006 between the Company and John Taffin

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

(Registrant)

/s/ Thomas L. McKeirnan
Senior Vice President,
General Counsel

(Signature)

July 24, 2006
(Date)

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Executive Employment Agreement dated July 24, 2006 between the Company and John Taffin